                                                                   EXHIBIT 99(A)

                              GOODRICH CORPORATION
                              Four Coliseum Centre
                              2730 West Tyvola Road
                         Charlotte, North Carolina 28217

                                February 21, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re: Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentlemen:

                  Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Annual Report on Form 10-K of Goodrich Corporation (the "Company") for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, that, to such officer's knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.


                                   /s/ DAVID L. BURNER
                                   --------------------------------------------
                                   Name:   David L. Burner
                                   Title:  Chairman and Chief Executive Officer



                                   /s/ ULRICH SCMIDT
                                   --------------------------------------------
                                   Name:   Ulrich Schmidt
                                   Title:  Executive Vice President and
                                           Chief Financial Officer


-32-